Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended September 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,063	$ 807	$ 364	$ 188	$ 25	$ 212		$ (108)	$ 2,551

Cost of Sales and Other Expenses	(674)	(552)	(286)	(117)	(10)	(211)		91	(1,759)

Gain (Loss) on Sale of Assets	-	-	-	-	40	-		(1)	39

Depreciation & Amortization	(126)	(100)	(14)	(16)	(5)	(20)		(5)	(286)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(10)	13		-	3

Other Income (Expense), Net	10	2	3	1	4	3		(7)	16

Income (Loss) Before Interest & Tax (1)	273	157	67	56	44	(3)		(30)	564

Net Interest (Expense) Income (2)	(55)	(17)	(5)	-	2	(8)		(54)	(137)

Income Tax (Expense) Benefit	(84)	(38)	(16)	(16)	(9)	4		42	(117)

Equity Earnings Recorded Net of Income Tax	-	-	-	8	-	-		-	8

Earnings Attributable to Noncontrolling Interests	(5)	-	(7)	(9)	-	-		(1)	(22)

Earnings (Losses)	$ 129	$ 102	$ 39	$ 39	$ 37	$ (7)		$ (43)	$ 296

Three Months Ended September 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,092	$ 728	$ 356	$ 181	$ 27	$ 294		$ (171)	$ 2,507

Cost of Sales and Other Expenses	(694)	(518)	(269)	(106)	(11)	(288)		159	(1,727)

Depreciation & Amortization	(128)	(91)	(15)	(15)	(4)	(24)		(3)	(280)

Equity Losses Recorded Before Income Tax	-	-	-	-	(6)	(87)	(3)	(1)	(94)

Other Income (Expense), Net	5	6	5	6	(1)	3		20	44

Income (Loss) Before Interest & Tax (1)	275	125	77	66	5	(102)		4	450

Net Interest Expense (2)	(51)	(17)	(3)	(3)	(4)	(11)		(34)	(123)

Income Tax (Expense) Benefit	(38)	(37)	(27)	(31)	12	45		27	(49)

Equity Earnings Recorded Net of Income Tax	-	-	-	10	-	-		-	10

Earnings Attributable to Noncontrolling Interests	(12)	-	(7)	-	-	-		(1)	(20)

Earnings (Losses)	$ 174	$ 71	$ 40	$ 42	$ 13	$ (68)		$ (4)	$ 268

(1) Management believes "Income (Loss) Before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense, Preferred Dividends of Subsidiaries and Call Premium on Preferred Stock.

(3) Includes impairment loss of $100 million related to our investment in Rockies Express Pipeline LLC.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Nine Months Ended September 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,066	$ 2,694	$ 1,119	$ 519	$ 76	$ 683		$ (305)	$ 7,852

Cost of Sales and Other Expenses	(1,943)	(1,997)	(877)	(342)	(37)	(623)		262	(5,557)

Loss From Plant Closure	(200)	-	-	-	-	-		-	(200)

Gain (Loss) on Sale of Assets	-	-	-	-	40	74		(1)	113

Depreciation & Amortization	(367)	(280)	(44)	(47)	(20)	(60)		(10)	(828)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(12)	33		-	21

Other Income, Net	30	9	6	5	9	7		13	79

Income (Loss) Before Interest & Tax (1)	586	426	204	135	56	114		(41)	1,480

Net Interest Expense (2)	(153)	(53)	(9)	(4)	(8)	(23)		(156)	(406)

Income Tax (Expense) Benefit	(147)	(107)	(50)	(44)	8	(35)		48	(327)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(14)	27	-	-		-	13

Earnings Attributable to Noncontrolling Interests	(1)	-	(21)	(18)	-	(1)		-	(41)

Earnings (Losses)	$ 285	$ 266	$ 110	$ 96	$ 56	$ 55		$ (149)	$ 719

Nine Months Ended September 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,706	$ 2,328	$ 1,061	$ 435	$ 49	$ 761		$ (361)	$ 6,979

Cost of Sales and Other Expenses	(1,730)	(1,727)	(820)	(247)	(21)	(729)		308	(4,966)

Depreciation & Amortization	(359)	(268)	(42)	(46)	(10)	(69)		(9)	(803)

Equity Losses Recorded Before Income Tax	-	-	-	-	(7)	(366)	(3)	(2)	(375)

Other Income (Expense), Net	59	14	7	17	(1)	3		38	137

Income (Loss) Before Interest & Tax (1)	676	347	206	159	10	(400)		(26)	972

Net Interest Expense (2)	(128)	(52)	(11)	(5)	(10)	(31)		(106)	(343)

Income Tax (Expense) Benefit	(151)	(105)	(57)	(61)	47	171		108	(48)

Equity Earnings Recorded Net of Income Tax	-	-	-	29	-	-		-	29

Earnings Attributable to Noncontrolling Interests	(23)	-	(20)	-	-	-		(1)	(44)

Earnings (Losses)	$ 374	$ 190	$ 118	$ 122	$ 47	$ (260)		$ (25)	$ 566

(1) Management believes "Income (Loss) Before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense, Preferred Dividends of Subsidiaries and Call Premium on Preferred Stock.

(3) Includes impairment loss of $400 million related to our investment in Rockies Express Pipeline LLC.